                                                                      Exhibit 21

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

NAME                                       STATE OF INCORPORATION
----                                       ----------------------

U.K. ABBA Products, Inc.                          California

Styling (UK) Limited                              England

European Touch, Ltd. II                           Wisconsin

Beauty Products Inc.                              Wisconsin

Cosmetics International Inc.                      Wisconsin

Ft. Pitt Acquisition, Inc.                        Pennsylvania

Styling Technology Nail Corporation               Arizona

STYL Institute, Inc.                              Arizona

Styling Technology Export Corporation             Barbados